                                                                      EXHIBIT 12

Nortek, Inc.
Calculation of Earnings to Fixed Charges
(Amounts in Millions)


                                                                                                       Nine Months Ended
                                                                                                   -------------------------
                                                                                                   September 27,  October 3,
                                                     1993    1994     1995      1996      1997         1997         1998
Earnings (Loss) from Continuing Operations          (10.2)   15.4     17.5      23.7      26.4         20.8        23.1
Provision for Income Taxes                            2.2     8.7     10.6      14.9      16.3         11.4        19.4
                                                   -------------------------------------------------------------------------
"Earnings"                                           (8.0)   24.1     28.1      38.6      42.7         32.2        42.5
                                                   =========================================================================
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                      24.2    23.8     23.0      28.4      50.2         31.1        62.1

      Interest portion of Rental Expense              1.8     1.9      1.9       1.8       2.5          1.9         4.1
                                                     ----    ----     ----      ----      ----         ----       -----
      "Fixed Charges"                                26.0    25.7     24.9      30.2      52.7         33.0        66.2
                                                     ====    ====     ====      ====      ====         ====       =====

      Earnings Available for Fixed Charges           18.0    49.8     53.0      68.8      95.4         65.2       108.7

      Ratio of Earnings to Fixed Charges               --     1.9      2.1       2.3       1.8          2.0         1.6




                                                     Year Ended December 31, 1997             Nine Months Ended October 3, 1998
                                                --------------------------------------    ----------------------------------------
                                                   Pro Forma
                                                    Nortek
                                                    And Ply       NuTone     Pro Forma        Nortek          NuTone      Pro Forma
                                                      Gem        Historical   Company       Historical      Historical     Company
Earnings (Loss) from Continuing Operations           (1.5)          7.9        (3.8)           23.1            3.2         19.6
Provision for Income Taxes                            2.3           5.0         5.8            19.4            2.1         20.4
                                                    -----         -----       -----            ----           ----         ----
"Earnings"                                             .8          12.9         2.0            42.5            5.3         40.0
                                                    =====         =====       =====            ====           ====         ====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                      77.8          11.9        97.1            62.1            7.1         73.4

      Interest portion of Rental Expense              5.0           1.3         5.4             4.1            1.0          4.4
                                                    -----         -----       -----            ----           ----         ----
      "Fixed Charges"                                82.8          13.2       102.5            66.2            8.1         77.8
                                                    =====         =====       =====           =====          =====        =====

      Earnings Available for Fixed Charges           83.6          26.1       104.5           108.7           13.4        117.8

      Ratio of Earnings to Fixed Charges              1.0           2.0         1.0             1.6            1.7          1.5




                                                         Twelve Months Ended October 3, 1998
                                                      ----------------------------------------

                                                          Nortek          NuTone     Pro Forma
                                                         Historical     Historical     Company
Earnings from Continuing Operations                         28.7           6.2          25.0
Provision for Income Taxes                                  24.3           3.8          26.0
                                                           -----         -----         -----
"Earnings"                                                  53.0          10.0          51.0
                                                           =====         =====         =====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                             81.2          10.0          97.4

      Interest portion of Rental Expense                     4.7           1.3           5.1
                                                           -----         -----         -----
      "Fixed Charges"                                       85.9          11.3         102.5
                                                           =====         =====         =====

      Earnings Available for Fixed Charges                 138.9          21.3         153.5

      Ratio of Earnings to Fixed Charges                     1.6           1.9           1.5